Exhibit 99.1

NEWS RELEASE

Investors and Media Contacts:

Bill Horning / Beth Haiken

925.658.6193 / 925.658.6192

THE PMI GROUP, INC. REPORTS RECORD 2006 NET INCOME OF

$419.7 MILLION, OR $4.57 PER DILUTED SHARE; FOURTH QUARTER

2006 NET INCOME OF $100.5 MILLION, OR $1.19 PER DILUTED

SHARE

Walnut Creek, CA, February 5, 2007 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported record net income for the full year 2006 of $419.7 million compared to $409.2 million in 2005. Net income per diluted share for the full year of 2006 rose 11.5% to $4.57 compared to $4.10 per share one year ago. Net income for the fourth quarter of 2006 was $100.5 million, or $1.19 per diluted share, compared to net income in the fourth quarter of 2005 of $107.7 million, or $1.11 per diluted share.

The Company ended 2006 with a book value of $41.14 per share compared to $36.42 at the end of 2005, representing an increase of approximately 13%.

Highlights include:

¡	U.S. Mortgage Insurance Operations[1]— primary insurance in force grew to $102.6 billion and the persistency rate increased to 69.6%. Incurred losses for the year were approximately $263 million, consistent with the Company’s guidance;

¡	International Operations[2] — PMI Australia had substantial growth in net premiums written driven by insurance in force growth. Fourth quarter results include an increase in incurred losses due to a normalization of credit performance in Australia. PMI Europe reported record net income along with solid growth in new insurance written. PMI’s European presence continued to expand;

¡	Financial Guaranty[3]— equity earnings from FGIC grew as a result of strong premium earnings, increased net investment income;

[1]	“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. (PMI) and affiliated U.S. reinsurance companies and equity in earnings from CMG Mortgage Insurance Company (CMG).
[2]	“International Operations” includes the results of PMI Australia, PMI Europe, PMI Asia and PMI Canada.
[3]	“Financial Guaranty” includes PMI Guaranty and our equity earnings from our investments in Financial Guaranty Insurance Company, Inc. (FGIC) and RAM Reinsurance Company Ltd. (RAM Re).
[4]	The “Other” segment primarily consists of the holding company, contract underwriting operations and equity in earnings from Select Portfolio Servicing, Inc. (SPS) prior to its disposition on October 4, 2005, and intercompany eliminations.

¡	Capital Events — the Company repurchased approximately 907,000 common shares in the fourth quarter for $40 million. For the full year, the Company has retired approximately 11.4 million common shares at a cost of approximately $535 million. Inclusive within the $535 million cost, the Company expects to receive additional common shares under its accelerated stock buyback program by no later than the second quarter of 2007. The Company had 84.5 million diluted weighted average common shares outstanding in the fourth quarter of 2006, a 14.7 million decrease from the fourth quarter 2005.

¡	In the fourth quarter of 2006, the Company recognized a one-time pension settlement charge of $4.0 million after tax, a $1.2 million benefit from an after tax reversal related to the Baynham settlement and costs of $0.8 million after tax to exchange and extinguish debt.

¡	Book value per share as of December 31, 2006 was $41.14, an increase of approximately 13% from the prior year.

Consolidated Operating Results

Consolidated net premiums written for the fourth quarter and full year totaled $235.5 million and $861.6 million, respectively, compared to $246.1 million and $845.7 million for the same periods one year ago. The year over year increase was due primarily to an increase in average premium rates and average insured loan balances in U.S. Mortgage Insurance Operations and higher new insurance written in the International segment from PMI Australia and PMI Europe.

Consolidated premiums earned for the fourth quarter and full year were $225.7 million and $860.5 million, respectively, compared to $206.6 million and $817.6 million for the same periods one year ago. The increases in 2006 were due to insurance in force growth, higher average premium rates and loan sizes in U.S. Mortgage Insurance Operations and insurance in force growth in PMI Australia.

Consolidated losses and loss adjustment expenses for the fourth quarter and full year were $90.5 million and $302.9 million, respectively, compared to $64.8 million and $257.8 million in the same periods last year. The increases in 2006 were primarily a result of loss reserve additions in U.S. Mortgage Insurance Operations and an increase in total incurred losses in PMI Australia. The incurred losses increase for PMI Australia was driven principally by increases in claim rates and severity.

Consolidated other underwriting and operating expenses for the fourth quarter and full year were $68.7 million and $235.8 million, respectively, compared to $59.1 million and $213.6 million for the same periods one year ago. The increases in 2006 were due primarily to our adoption of SFAS 123R and the resulting expenses for stock options and stock based compensation and a pension settlement charge related to a lump-sum distribution from the Supplemental Employee Retirement Plan.

Consolidated reserve for losses and loss adjustment expenses totaled $414.7 million as of December 31, 2006 compared to $394.2 million as of September 30, 2006 and $368.8 million as of December 31, 2005. Loss reserves in U.S. Mortgage Insurance Operations increased $7.4 million in the fourth quarter of 2006 primarily due to higher expected claim rates and claim sizes. PMI Australia’s reserve for losses and LAE increased $12.4 million in the fourth quarter primarily due to higher expected claim rates and severity and, to a lesser extent, an increase in the number of delinquent loans.

The PMI Group, Inc. Fourth Quarter Results by Segment
	Fourth Quarter Total Revenues			Fourth Quarter Net Income
(Dollars in millions, except per share data)	2006	2005	% Change	2006	2005	% Change
U.S. Mortgage Insurance Operations	$217.2	$197.9	9.8%	$77.2	$69.9	10.4%
International Operations	61.5	54.8	12.2%	20.0	27.0	(25.9)%
Financial Guaranty	33.0	21.5	53.5%	28.4	19.2	47.9%
Other[4]	6.1	9.0	n.m.	(25.1)	(8.4)	n.m.

Total	$317.8	$283.2	12.2%	$100.5	$107.7	(6.7)%

Diluted Net Income Per Share				$1.19	$1.11	7.2%
Book Value Per Share				$41.14	$36.42	13.0%

May not total due to rounding

n.m. – Not meaningful

The PMI Group, Inc. Full Year Results by Segment
	Twelve Months Ended December 31 Total Revenues			Twelve Months Ended December 31 Net Income
(Dollars in millions, except per share data)	2006	2005	% Change	2006	2005	% Change
U.S. Mortgage Insurance Operations	$817.9	$792.9	3.2%	$290.3	$275.4	5.4%
International Operations	248.6	212.4	17.0%	103.5	105.5	(1.9)%
Financial Guaranty	109.2	79.8	37.0%	97.3	72.2	34.8%
Other[4]	30.3	32.7	n.m.	(71.4)	(43.9)	n.m.

Total	$1,206.0	$1,117.8	7.9%	$419.7	$409.2	2.5%

Diluted Net Income Per Share				$4.57	$4.10	11.5%

May not total due to rounding

n.m. – Not meaningful

Segment Highlights

U.S. Mortgage Insurance Operations

•	Net premiums earned in the fourth quarter 2006 increased to $184.5 million from $166.8 million in the fourth quarter of 2005. The increase was due primarily to increases in average premium rates and average insured loan balances in 2006.

•	Total incurred losses in the fourth quarter of 2006 were $72.0 million compared to $63.2 million in the fourth quarter of 2005 driven by higher claim rates and higher claims sizes.

•	Primary claims paid increased to $58.4 million for the fourth quarter of 2006 compared to $51.5 million in the fourth quarter of 2005 driven by an increase in the average claim size.

•	After-tax equity in earnings from CMG for the fourth quarter 2006 was $3.3 million, compared to $3.0 million for the same period in 2005. CMG’s insurance in force grew to $16.3 billion, persistency increased to 77.2% and the primary default rate was just over one percent.

International Operations

•	PMI Australia reported quarterly net income of $13.8 million for the fourth quarter of 2006 compared to $23.7 million for the fourth quarter of 2005. The decrease in net income was due primarily to higher incurred losses partially offset by increases in net investment income and premiums earned. The fourth quarter of 2006 loss reserve addition was $12.4 million while paid claims for the quarter totaled $6.6 million.

•	PMI Europe reported net income of $3.5 million in the fourth quarter of 2006 compared to $1.6 million for the same period a year ago. Net income in the fourth quarter of 2006 was favorably impacted by income from new risk written in the form of credit default swaps during the year and decreased losses and expenses offset by a decline in premiums earned.

•	PMI Asia’s net income in the fourth quarter of 2006 totaled $2.7 million compared to $1.7 million for the same period a year ago. The increase in net income was due primarily to an increase in reinsurance premiums earned and net investment income.

Financial Guaranty

•	After-tax equity in earnings from FGIC for the fourth quarter and year to date totaled $25.9 million and $91.0 million, respectively, compared to $18.0 million and $69.1 million for the same periods a year ago. These increases in 2006 were attributable to premiums earned growth, higher net investment income and decreases in losses and loss adjustment expenses. In the fourth quarter of 2006, FGIC reversed loss reserves related to Hurricane Katrina due primarily to an improved rating outlook which increased the Company’s equity in earnings by $2.2 million.

•	After-tax equity in earnings from RAM Re for the fourth quarter and year to date were $1.9 million and $5.7 million, respectively, compared to $1.3 million and $3.1 million for the same periods one year ago.

Other

•

The Other segment reported net losses for the fourth quarter and year to date totaling $25.1 million and $71.4 million, respectively, compared to $8.5 million and $43.9 million for the same periods a year ago. The increase in the net loss for the fourth quarter of 2006 compared to 2005 was due primarily to higher interest expense, expenses for stock options and stock based compensation, and costs to extinguish debt, partly offset by increased net investment income. For the full year of 2006 compared to 2005, other operating expenses increased due to $9.4 million after-tax in expenses for stock options and stock based compensation and a $4.0 million after tax settlement accounting charge related to a lump-sum distribution from our Supplemental Employee Retirement Plan and higher interest expense.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI), headquartered in Walnut Creek, CA, is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the company offers residential mortgage insurance and credit enhancement products domestically and internationally, financial guaranty insurance, and financial guaranty reinsurance. Through its subsidiaries, The PMI Group, Inc. is one of the world’s largest providers of private mortgage insurance with operations in the United States, Australia, New Zealand, and the European Union, as well as one of the largest providers of mortgage guaranty reinsurance in Hong Kong.

Cautionary Statement: Statements in this earnings release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the Company are discussed in our Form 10-K for the year ended December 31, 2005 and Form 10-Q from the quarter ended September 30, 2006 and include changes in economic conditions such as interest rates, home values, employment rates and refinance activity. We undertake no obligation to update forward-looking statements.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES (the “Company”)

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED DECEMBER 31, 2006

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations - Three Months Ended December 31, 2006 and 2005	Page 3

Business Segments Results of Operations - Year Ended December 31, 2006 and 2005	Page 4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Reserve for Losses and LAE and Financial and Statistical Information	Page 6

U.S. Mortgage Insurance Operations Financial and Statistical Information	Page 7

CMG Mortgage Insurance Company, PMI Australia and PMI Europe Financial and Statistical Information	Page 8

Appendix A - PMI Australia and PMI Europe Quarterly Financial Information	Page 9

Appendix B - Business Segments Results of Operations by Quarter	Page 10

Appendix C - PMI Australia Financial and Statistical Information	Page 11

Please refer to the following when noted:

(1)	For the quarter and year ended December 31, 2006, the Company’s equity in earnings from unconsolidated subsidiaries include FGIC Corporation, CMG Mortgage Insurance Company (“CMG”), RAM Reinsurance Company, Ltd. (“RAM Re”), certain limited partnership interests and the trust subsidiary that issued the Company’s preferred securities.

(2)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. (“PMI”) and affiliated U.S. mortgage insurance and reinsurance companies. CMG and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(3)	International Operations include PMI Australia, PMI Europe, and PMI Asia. In June 2006, PMI Asia received its insurance authorization from the Hong Kong Insurance Authority. Subsequent to its receipt of authorization, the Company transferred the Hong Kong branch’s entire mortgage reinsurance portfolio to PMI Asia.

(4)	Financial Guaranty represents our equity investments in FGIC Corporation and RAM Re, and also represents PMI Guaranty Co. (“PMI Guaranty”). PMI Guaranty, a wholly owned subsidiary of The PMI Group, Inc., was formed in 2006 and began operations in the fourth quarter of 2006. PMI Guaranty provides financial guaranty insurance, financial guaranty reinsurance and related credit enhancement products and services.

(5)	The “Other” segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense, intercompany eliminations and corporate expenses of The PMI Group, Inc.; the results of Commercial Loan Insurance Corporation and WMAC Credit Insurance Corporation and equity in earnings from certain limited partnerships.

(6)	U.S. Mortgage Insurance Operations include a $1.3 million charge (after tax) in the first quarter of 2006 relating to the reduction and restructuring of field offices.

(7)	Other underwriting and operating expenses from the “Other” segment includes charges of $2.2 million (pre-tax) or $1.8 million (after tax) and $12.2 million (pre-tax) or $9.4 million (after tax) for stock option expenses and related stock based compensation expenses in the fourth quarter and year ended December 31, 2006, respectively.

(8)	The expense ratio is expressed as a percentage, of the sum of amortization of deferred policy acquisition costs and other underwriting and operating expenses to net premiums written. The loss ratio is expressed as a percentage, of the sum of losses and loss adjustment expenses to premiums earned.

(9)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations.

(10)	Statutory risk-to-capital ratio is for PMI only.

(11)	During the second quarter of 2006, we refined our methodology for classification of Alt-A and full documentation loans. As a result, we reclassified for all periods presented herein certain loans previously designated as Alt-A loans as full documentation loans.

(12)	The litigation settlement relates to 2001 Baynham class action litigation. In the fourth quarter of 2006, PMI received a settlement refund of $1.8 million, net of expenses, related to the litigation.

(13)	In the third quarter of 2006, we remarketed $345 million of our 3.0% senior notes related to the Hybrid Income Term Security Units (HITS). Subsequent to the remarketing, we purchased $300 million of the 3.0% senior notes for approximately $299 million. As a result of remarketing, the interest rate of the remaining $45 million in senior notes was reset from 3.0% to 5.568%. Also during the third quarter of 2006, we issued $250 million 6.0% senior notes, which will mature on September 15, 2016 and $150 million 6.625% senior notes, which will mature on September 15, 2036. During the third quarter of 2006, we exchanged our senior convertible debentures (CoCos) to include a net share settlement feature. Following the completion of the exchange offer in August 2006, approximately $341 million, or 95% of the CoCos were exchanged. In October 2006, we redeemed the $360 million aggregate principal amount of the debentures. On November 15, 2006, we issued approximately 8 million shares related to the HITS discussed above. Also in the fourth quarter of 2006, we redeemed our $63 million 6.75% senior notes at maturity.

(14)	In the third quarter of 2006, we entered into an accelerated stock buyback program pursuant to which we purchased common stock for an aggregate purchase price of $345 million. The maximum number of shares to be repurchased under the program has been set at 8.2 million common shares and the minimum number has been set at 7.2 million, representing a purchase price range per common share from $41.88 to $47.99, respectively. The actual number of shares received and the average per share cost per share will depend on the weighted average share price of common stock over the period of the program which will extend through approximately April or May 2007. In September 2006, we received 7.2 million minimum shares under the accelerated stock buyback program. In the fourth quarter of 2006, we repurchased an additional 907 thousand shares for $40 million under a Rule 10b 5-1 program for an average price per common share of $44.11.

(15)	Following the completion of the exchange offer in August 2006, the addition of the net share settlement feature to the exchanged debentures and the subsequent redemption of the CoCos that were not exchanged decreased the dilutive effect of the CoCos for the purpose of calculating EPS for the three months and year ending December 31, 2006.

(16)	Interest expense in our Financial Guaranty segment relates to a $50 million surplus note provided to PMI Guaranty Co. by the Company. The surplus note bears interest at an annual rate of 5.85% and is due October 20, 2026.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior year information has been reclassified to conform to the current periods’ presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(Dollars and shares, except per share data, in thousands)
Net premiums written	$235,468	$246,100	$861,614	$845,689

Revenues
Premiums earned	$225,743	$206,577	$860,530	$817,602
Income from credit default swaps	2,687	484	7,431	2,399
Net investment income	49,740	45,499	195,301	179,463
Equity in earnings from unconsolidated subsidiaries (1)	35,906	25,871	127,309	97,885
Net realized investment gains	1,135	153	2,756	2,050
Other income	2,610	4,574	12,710	18,384

Total revenues	317,821	283,158	1,206,037	1,117,783

Losses and expenses
Losses and loss adjustment expenses	90,532	64,760	302,936	257,779
Amortization of deferred policy acquisition costs	16,293	17,387	68,358	74,387
Other underwriting and operating expenses (7)	68,652	59,074	235,813	213,649
Field office restructuring (6)	—	—	1,955	—
Net costs to exchange and extinguish long-term debt (13)	1,169	—	2,044	—
Litigation (recovery) settlement (12)	(1,840)	—	(2,839)	—
Interest expense	12,323	4,654	38,055	31,137

Total losses and expenses	187,129	145,875	646,322	576,952

Income before income taxes	130,692	137,283	559,715	540,831
Income taxes	30,242	29,568	140,064	131,662

Net income	$100,450	$107,715	$419,651	$409,169

Diluted net income per share	$1.19	$1.11	$4.57	$4.10

Reconciliation of earnings per share
Net income	$100,450	$107,715	$419,651	$409,169
Plus: Interest expense on contingently convertible debt, net of income taxes (15)	24	1,912	4,752	7,648

Net income adjusted for diluted earnings per share calculation	$100,474	$109,627	$424,403	$416,817

Share data:
Basic weighted average common shares outstanding	83,275	89,247	86,478	91,738
Stock options and other dilutive components	1,140	1,789	1,192	1,729
Common stock equivalent shares related to contingently convertible debt	122	8,153	5,196	8,153

Diluted weighted average common shares outstanding	84,537	99,189	92,866	101,620

Share repurchase data:
Common shares repurchased (14)	907	1,100	11,397	6,292

Average price paid per common share repurchased (including commissions)	$44.11	$40.47	*	$39.74

*	Refer to Note 14

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
	(Dollars and shares, except per share data, in thousands)
Assets
Cash and investments, at fair value	$3,750,140	$3,789,432
Investments in unconsolidated subsidiaries (1)	1,100,387	984,925
Related party receivables	714	2,864
Reinsurance receivables, reinsurance recoverables and prepaid premiums	25,315	30,338
Deferred policy acquisition costs	87,008	86,170
Other assets	356,582	360,407

Total assets	$5,320,146	$5,254,136

Liabilities
Reserve for losses and loss adjustment expenses	$414,736	$368,841
Unearned premiums	520,264	490,899
Long-term debt (13)	496,593	819,529
Other liabilities	319,963	344,077

Total liabilities	1,751,556	2,023,346

Shareholders’ equity	3,568,590	3,230,790

Total liabilities and shareholders’ equity	$5,320,146	$5,254,136

Basic shares issued and outstanding	86,747	88,713

Book value per share	$41.14	$36.42

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Other (5)	Consolidated Total
	Three Months Ended December 31, 2006
	(Dollars in thousands)
Net premiums written	$175,730	$58,129	$1,590	$19	$235,468

Revenues
Premiums earned	$184,511	$41,219	$1	$12	$225,743
Income from credit default swaps	—	2,687	—	—	2,687
Net investment income	26,071	17,990	2,036	3,643	49,740
Equity in earnings (losses) from unconsolidated subsidiaries (1)	5,077	—	30,953	(124)	35,906
Net realized investment gains (losses)	1,627	(244)	—	(248)	1,135
Other (loss) income	(30)	(189)	—	2,829	2,610

Total revenues	217,256	61,463	32,990	6,112	317,821

Losses and expenses
Losses and loss adjustment expenses	72,039	18,492	—	1	90,532
Amortization of deferred policy acquisition costs	12,544	3,748	1	—	16,293
Other underwriting and operating expenses (7)	28,956	11,064	716	27,916	68,652
Net costs to exchange and extinguish long-term debt (13)	—	—	—	1,169	1,169
Litigation (recovery) settlement (12)	(1,840)	—	—	—	(1,840)
Interest expense (16)	—	1	569	11,753	12,323

Total losses and expenses	111,699	33,305	1,286	40,839	187,129

Income (loss) before income taxes	105,557	28,158	31,704	(34,727)	130,692
Income taxes (benefit)	28,349	8,193	3,281	(9,581)	30,242

Net income (loss)	$77,208	$19,965	$28,423	$(25,146)	$100,450

Expense ratio (8)	22.6%	25.5%
Loss ratio (8)	39.0%	44.9%
Combined ratio	61.6%	70.4%

	Three Months Ended December 31, 2005
	(Dollars in thousands)
Net premiums written	$201,160	$44,913	$—	$27	$246,100

Revenues
Premiums earned	$166,778	$39,781	$—	$18	$206,577
Income from credit default swaps	—	484	—	—	484
Net investment income	26,168	14,499	—	4,832	45,499
Equity in earnings (losses) from unconsolidated subsidiaries (1)	4,583	—	21,453	(165)	25,871
Net realized investment gains (losses)	378	(221)	—	(4)	153
Other (loss) income	(3)	294	—	4,283	4,574

Total revenues	197,904	54,837	21,453	8,964	283,158

Losses and expenses
Losses and loss adjustment expenses	63,159	1,601	—	—	64,760
Amortization of deferred policy acquisition costs	14,113	3,274	—	—	17,387
Other underwriting and operating expenses	29,057	12,663	—	17,354	59,074
Interest expense	1	9	—	4,644	4,654

Total losses and expenses	106,330	17,547	—	21,998	145,875

Income (loss) before income taxes	91,574	37,290	21,453	(13,034)	137,283
Income taxes (benefit)	21,696	10,251	2,208	(4,587)	29,568

Net Income (loss)	$69,878	$27,039	$19,245	$(8,447)	$107,715

Expense ratio (8)	21.5%	35.5%
Loss ratio (8)	37.9%	4.0%
Combined ratio	59.4%	39.5%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Other (5)	Consolidated Total
	Year Ended December 31, 2006
	(Dollars in thousands)
Net premiums written	$658,576	$201,392	$1,590	$56	$861,614

Revenues
Premiums earned	$687,993	$172,471	$1	$65	$860,530
Income from credit default swaps	—	7,431	—	—	7,431
Net investment income	105,893	65,842	2,037	21,529	195,301
Equity in earnings (losses) from unconsolidated subsidiaries (1)	20,308	—	107,213	(212)	127,309
Net realized investment gains (losses)	3,789	3,602	—	(4,635)	2,756
Other (loss) income	(69)	(747)	—	13,526	12,710

Total revenues	817,914	248,599	109,251	30,273	1,206,037

Losses and expenses
Losses and loss adjustment expenses	263,037	39,901	—	(2)	302,936
Amortization of deferred policy acquisition costs	51,979	16,378	1	—	68,358
Other underwriting and operating expenses (7)	101,453	41,935	716	91,709	235,813
Field office restructuring (6)	1,955	—	—	—	1,955
Net costs to exchange and extinguish long-term debt (13)	—	—	—	2,044	2,044
Litigation (recovery) settlement (12)	(2,839)	—	—	—	(2,839)
Interest expense (16)	2	125	569	37,359	38,055

Total losses and expenses	415,587	98,339	1,286	131,110	646,322

Income (loss) before income taxes	402,327	150,260	107,965	(100,837)	559,715
Income taxes (benefit)	112,010	46,747	10,706	(29,399)	140,064

Net income (loss)	$290,317	$103,513	$97,259	$(71,438)	$419,651

Expense ratio (8)	23.2%	29.0%
Loss ratio (8)	38.2%	23.1%
Combined ratio	61.4%	52.1%

	Year Ended December 31, 2005
	(Dollars in thousands)
Net premiums written	$667,128	$178,481	$—	$80	$845,689

Revenues
Premiums earned	$665,190	$152,336	$—	$76	$817,602
Income from credit default swaps	—	2,399	—	—	2,399
Net investment income	104,339	57,155	—	17,969	179,463
Equity in earnings (losses) from unconsolidated subsidiaries (1)	18,811	—	79,752	(678)	97,885
Net realized investment gains (losses)	4,563	75	—	(2,588)	2,050
Other income	(1)	426	—	17,959	18,384

Total revenues	792,902	212,391	79,752	32,738	1,117,783

Losses and expenses
Losses and loss adjustment expenses	253,440	4,339	—	—	257,779
Amortization of deferred policy acquisition costs	59,647	14,740	—	—	74,387
Other underwriting and operating expenses	103,149	41,855	—	68,645	213,649
Interest expense	6	8	—	31,123	31,137

Total losses and expenses	416,242	60,942	—	99,768	576,952

Income (loss) before income taxes	376,660	151,449	79,752	(67,030)	540,831
Income taxes (benefit)	101,221	45,996	7,553	(23,108)	131,662

Net income (loss)	$275,439	$105,453	$72,199	$(43,922)	$409,169

Expense ratio (8)	24.4%	31.7%
Loss ratio (8)	38.1%	2.8%
Combined ratio	62.5%	34.5%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)		Other (5)	Consolidated Total
	December 31, 2006
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,990,326	$1,349,069	$210,277		$200,468	$3,750,140
Investments in unconsolidated subsidiaries (1)	132,403	—	950,249		17,735	1,100,387
Related party receivables	735	—	—		(21)	714
Reinsurance receivables, recoverables and prepaid premiums	16,504	8,811	—		—	25,315
Deferred policy acquisition costs	43,523	42,538	947		—	87,008
Other assets	209,331	46,669	3,161		97,421	356,582

Total assets	$2,392,822	$1,447,087	$1,164,634		$315,603	$5,320,146

						—
Liabilities						—
Reserve for losses and loss adjustment expenses	$366,182	$48,554	$—		$—	$414,736
Unearned premiums	106,445	412,196	1,589		34	520,264
Long-term debt (13)	—	—	50,000	(16)	446,593	496,593
Other liabilities (assets)	280,678	73,099	41,256		(75,070)	319,963

Total liabilities	753,305	533,849	92,845		371,557	1,751,556

Shareholders’ equity (deficit)	1,639,517	913,238	1,071,789		(55,954)	3,568,590

Total liabilities and shareholders’ equity	$2,392,822	$1,447,087	$1,164,634		$315,603	$5,320,146

	December 31, 2005
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,108,853	$1,093,505	$—		$587,074	$3,789,432
Investments in unconsolidated subsidiaries (1)	129,600	—	836,752		18,573	984,925
Related party receivables	2,700	—	—		164	2,864
Reinsurance receivables, recoverables and prepaid premiums	24,576	5,762	—		—	30,338
Deferred policy acquisition costs	48,310	37,860	—		—	86,170
Other assets	207,436	25,260	—		127,711	360,407

Total assets	$2,521,475	$1,162,387	$836,752		$733,522	$5,254,136

Liabilities
Reserve for losses and loss adjustment expenses	$345,536	$23,302	$—		$3	$368,841
Unearned premiums	162,368	328,489	—		42	490,899
Long-term and debt	—	—	—		819,529	819,529
Other liabilities (assets)	248,343	79,610	19,204		(3,080)	344,077

Total liabilities	756,247	431,401	19,204		816,494	2,023,346

Shareholders’ equity (deficit)	1,765,228	730,986	817,548		(82,972)	3,230,790

Total liabilities and shareholders’ equity	$2,521,475	$1,162,387	$836,752		$733,522	$5,254,136

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) ANALYSIS OF RESERVE FOR LOSSES AND LAE

	December 31, 2006		September 30, 2006		December 31, 2005
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
	(Dollars in thousands)
Primary insurance	39,997	$332,900	38,573	$325,502	42,702	$307,066
Pool insurance (9)	15,898	33,282	15,253	33,282	20,379	38,470

Total	55,895	$366,182	53,826	$358,784	63,081	$345,536

Reconciliation of Reserve for Losses and LAE

	December 31, 2006	September 30, 2006	Reserve Change
	(Dollars in thousands)
Gross reserve for losses and LAE:
Primary insurance	$332,900	$325,502	$7,398
Pool insurance (9)	33,282	33,282	—

Total gross reserve for losses and LAE	366,182	358,784	7,398

Ceded reserve for losses:
Primary insurance	(2,769)	(2,719)	(50)
Pool insurance (9)	(79)	(79)	—

Total ceded reserve for losses	(2,848)	(2,798)	(50)

Net reserve for losses and LAE	$363,334	$355,986	$7,348

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Flow insurance written (in millions)	$6,498	$6,625	$23,270	$28,194
Structured insurance written (in millions)	2,932	2,751	8,964	7,740

Primary new insurance written (in millions)	$9,430	$9,376	$32,234	$35,934

Primary new risk written (in millions)	$2,427	$2,392	$8,345	$9,237

Pool new insurance written (in millions) (9)	$12,338	$4,369	$24,563	$14,062

Pool new risk written (in millions) (9)	$450	$102	$746	$327

Product mix as a % of new insurance written:
Above 97% LTV’s	27%	13%	19%	13%
90.01% to 95% LTV’s	19%	21%	21%	24%
85.01% to 90% LTV’s	34%	44%	42%	43%
90.01% to 95% LTV’s with >= 30% coverage	14%	17%	17%	20%
85.01% to 90% LTV’s with >= 25% coverage	29%	38%	37%	37%
ARMs	20%	36%	24%	33%
Monthlies	96%	85%	96%	94%
Refinances	38%	37%	36%	36%
Structured transactions	31%	29%	28%	22%

Premiums written (in thousands):
Gross premiums written	$221,747	$246,432	$839,157	$849,209
Ceded premiums, net of assumed premiums	(42,608)	(41,450)	(167,773)	(167,778)
Refunded premiums	(3,409)	(3,822)	(12,808)	(14,303)

Net premiums written	175,730	201,160	658,576	667,128
Change in unearned premiums	8,781	(34,382)	29,417	(1,938)

Net premiums earned	$184,511	$166,778	$687,993	$665,190

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

		12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Primary insurance in force (in millions)
Flow		$85,086	$84,405	$84,644	$85,685	$86,991
Structured transactions		17,549	15,877	15,741	15,826	14,099

Total		$102,635	$100,282	$100,385	$101,511	$101,090

Primary risk in force (in millions)
Flow		$21,095	$20,855	$20,883	$21,102	$21,388
Structured transactions		4,616	4,193	4,127	4,147	3,583

Total		$25,711	$25,048	$25,010	$25,249	$24,971

Pool risk in force (in millions) (9)		$3,216	$2,773	$2,737	$2,666	$2,589

Primary risk in force - credit score distribution
Flow	620 or above	93.7%	93.5%	93.3%	93.2%	93.0%
	619-575	5.0%	5.2%	5.3%	5.4%	5.5%
	574 or below	1.3%	1.3%	1.4%	1.4%	1.5%

Structured transactions	620 or above	84.7%	82.8%	80.7%	79.2%	76.9%
	619-575	9.8%	10.8%	12.3%	13.2%	14.5%
	574 or below	5.5%	6.4%	7.1%	7.6%	8.6%

Total	620 or above	92.0%	91.7%	91.3%	90.9%	90.7%
	619-575	5.9%	6.1%	6.4%	6.6%	6.8%
	574 or below	2.1%	2.2%	2.3%	2.5%	2.5%

Primary average loan size (in thousands)
Flow		$140.0	$138.3	$136.9	$135.6	$134.5
Structured transactions		$155.6	$151.8	$150.7	$150.7	$145.4
Total		$142.5	$140.3	$138.9	$137.8	$136.0

Loss severity - primary (quarterly)
Flow		88.6%	83.1%	83.2%	84.9%	85.9%
Structured transactions		92.4%	86.7%	86.8%	91.2%	94.3%
Total		89.6%	84.0%	84.1%	86.5%	87.7%

Persistency
Primary persistency rate		69.6%	67.3%	64.9%	63.1%	61.9%

Primary loans, defaults and default rates
Primary policies in force		720,347	714,742	722,756	736,908	743,533

Primary loans in default		39,997	38,573	37,102	37,784	42,702

Primary default rate		5.55%	5.40%	5.13%	5.13%	5.74%
Structured transactions only default rate		9.86%	9.96%	9.26%	8.59%	9.85%
Pool default rate		4.24%	4.81%	5.60%	6.17%	6.84%

Claims paid (quarter-to-date in millions)
Primary claims paid - flow		$43.0	$42.6	$36.2	$37.3	$39.2
Primary claims paid - structured transactions		15.4	14.7	11.3	13.5	12.3

Total primary claims paid		58.4	57.3	47.5	50.8	51.5
Total pool and other		3.0	4.7	4.6	4.3	5.1

Total claims paid		$61.4	$62.0	$52.1	$55.1	$56.6

Number of primary claims paid (quarter-to-date)		2,195	2,346	2,038	2,058	2,138

Average primary claim size (quarter-to-date in thousands)		$26.6	$24.4	$23.3	$24.7	$24.1

Captive reinsurance arrangements (year-to-date)
Percentage of flow NIW subject to captive reinsurance arrangements		68.8%	71.6%	71.3%	69.6%	69.0%
Percentage of primary NIW subject to captive reinsurance arrangements		50.4%	53.5%	51.5%	44.8%	54.7%
Percentage of primary IIF subject to captive reinsurance arrangements		52.9%	53.9%	53.3%	53.2%	53.4%
Percentage of primary RIF subject to captive reinsurance arrangements		53.2%	54.4%	53.9%	53.9%	54.4%

Alt-A primary insurance in force (in millions) (11)
With FICO scores of 660 and above		$15,738	$14,203	$13,216	$12,575	$11,455
With FICO scores below 660 and above 619		3,353	3,178	2,934	2,783	2,564

Total Alt-A primary insurance in force		$19,091	$17,381	$16,150	$15,358	$14,019

Risk-to-capital ratio (10)		8.1 to 1	8.2 to 1	7.7 to 1	8.1 to 1	8.2 to 1

THE PMI GROUP, INC. AND SUBSIDIARIES

CMG MORTGAGE INSURANCE COMPANY FINANCIAL AND STATISTICAL INFORMATION

	December 31, 2006	September 30, 2006	December 31, 2005
Primary new insurance written (quarter-to-date in millions)	$1,064	$1,238	$1,154

Primary insurance in force (in millions)	$16,320	$16,063	$15,495

Primary risk in force (in millions)	$3,984	$3,897	$3,666

Insured primary loans	113,832	113,004	111,472

Persistency	77.2%	75.6%	72.0%

Primary loans in default	1,192	974	907

Primary default rate	1.05%	0.86%	0.81%

Primary claims paid (quarter-to-date in thousands)	$1,372	$2,268	$1,667

Number of primary claims paid (quarter-to-date)	54	98	73

Average primary claim size (quarter-to-date in thousands)	$25.4	$23.1	$22.8

PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	December 31, 2006	September 30, 2006	December 31, 2005
Net premiums written (quarter-to-date in thousands)	$53,238	$47,472	$39,562

Premiums earned (quarter-to-date in thousands)	$34,167	$39,849	$32,685

Flow insurance written (quarter-to-date in millions)	$5,836	$5,376	$4,673
RMBS insurance written (quarter-to-date in millions)	3,078	3,899	1,187

New insurance written (quarter-to-date in millions)	$8,914	$9,275	$5,860

Insurance in force (in millions)	$148,765	$135,001	$119,915

Risk in force (in millions)	$135,541	$123,159	$108,751

Policies in force	1,055,057	1,026,990	981,732

Loans in default	2,281	2,099	1,264

Default rate	0.22%	0.20%	0.13%

Claims paid (quarter-to-date in thousands)	$6,584	$4,534	$1,454

Number of claims paid (quarter-to-date)	118	80	37

Average claim size (quarter-to-date in thousands)	$55.8	$56.7	$39.3

PMI EUROPE FINANCIAL AND STATISTICAL INFORMATION

	December 31, 2006	September 30, 2006	December 31, 2005
Net premiums written (quarter-to-date in thousands)	$3,213	$2,948	$3,477

Premiums earned (quarter-to-date in thousands)	$4,212	$4,153	$4,424

New insurance written (quarter-to-date in millions)	$160	$62	$33

New credit default swaps written (quarter-to-date in millions)	$5,994	$7,910	$—

New reinsurance written (quarter-to-date in millions)	$1,028	$2,248	$3,223

Insurance in force (in millions)	$48,467	$49,976	$38,443

Risk in force (in millions)	$3,850	$4,441	$2,776

Claims paid including credit default swaps (quarter-to-date in thousands)	$1,095	$1,228	$1,076

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX A - QUARTERLY FINANCIAL INFORMATION

PMI AUSTRALIA QUARTERLY FINANCIAL INFORMATION

	2006				2005
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Australian $ in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended

Premiums earned	$44,341	$52,634	$52,399	$43,644	$43,959	$41,815	$38,929	$37,840
Net investment income	$19,453	$18,886	$17,529	$16,712	$16,346	$15,777	$14,967	$14,444
Net realized investment (losses) gains	$(387)	$3,708	$(262)	$164	$(89)	$77	$(1)	$261
Change in fair value of foreign currency put options	$(109)	$(638)	$(2,640)	$1,855	$(24)	$(232)	$(422)	$(1,338)
Total losses and expenses	$37,656	$28,610	$24,843	$15,789	$17,226	$13,632	$15,104	$13,788
Net income	$18,073	$32,688	$29,332	$32,546	$31,906	$31,079	$26,725	$26,487

Net income (U.S. $ in thousands)	$13,830	$24,732	$21,923	$24,054	$23,728	$23,623	$20,541	$20,584

Balance Sheet Components

Assets

Cash and investments, at fair value	$1,358,525	$1,314,487	$1,257,618	$1,219,179	$1,197,016	$1,147,390	$1,090,399	$1,037,704
Total assets	$1,442,781	$1,396,072	$1,336,748	$1,302,982	$1,275,573	$1,225,683	$1,188,574	$1,132,961

Liabilities and Shareholder’s Equity

Reserve for losses and LAE	$38,581	$24,185	$16,150	$11,489	$11,573	$11,156	$12,541	$12,549
Unearned premiums	$466,644	$441,936	$431,864	$419,207	$415,885	$406,661	$395,113	$382,781
Shareholder’s equity	$885,595	$874,975	$841,116	$822,918	$793,045	$757,372	$730,113	$689,927

PMI EUROPE QUARTERLY FINANCIAL INFORMATION

	2006				2005
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Euro € in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended

Premiums earned	€3,264	€3,258	€3,108	€3,232	€3,721	€3,749	€3,298	€3,321
Income from credit default swaps	€2,067	€769	€1,691	€1,356	€409	€811	€390	€320
Net investment income	€1,803	€1,891	€1,797	€1,898	€1,861	€2,258	€1,964	€1,891
Net realized investment gains (losses)	€35	€511	€361	€17	€(131)	€(70)	€(13)	€111
Change in fair value of foreign currency put options	€—	€(2)	€(42)	€(43)	€55	€(3)	€342	€(33)
Total losses and expenses	€3,001	€4,026	€2,635	€2,692	€3,824	€3,244	€3,168	€2,031
Net income	€2,718	€1,559	€2,780	€2,451	€1,362	€2,276	€1,828	€2,326

Net income (U.S. $ in thousands)	$3,506	$1,987	$3,498	$2,949	$1,615	$2,774	$2,330	$3,049

Balance Sheet Components

Assets

Cash and investments, at fair value	€163,148	€162,858	€160,424	€182,304	€182,559	€182,682	€179,698	€172,707
Total assets	€184,404	€182,503	€174,624	€192,990	€192,107	€192,431	€188,840	€182,857

Liabilities and Shareholder’s Equity

Reserve for losses and LAE	€13,567	€13,340	€12,521	€12,581	€12,508	€13,019	€13,395	€12,807
Unearned premiums	€15,943	€16,703	€17,648	€19,077	€20,020	€20,808	€22,589	€24,719
Shareholder’s equity	€141,419	€138,766	€134,518	€132,900	€133,818	€133,352	€131,452	€125,395

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX B- BUSINESS SEGMENTS RESULTS OF OPERATIONS BY QUARTER

	2006				2005
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Dollars in thousands)
U.S. Mortgage Insurance Operations (2)
Net premiums written	$175,730	$160,468	$158,904	$163,474	$201,160	$158,866	$152,564	$154,538

Revenues
Premiums earned	$184,511	$168,118	$167,826	$167,538	$166,778	$166,052	$168,248	$164,112
Net investment income	26,071	27,082	27,064	25,676	26,168	25,046	27,546	25,579
Equity in earnings from unconsolidated subsidiaries (1)	5,077	5,010	5,729	4,492	4,583	5,217	4,937	4,074
Net realized investment gains	1,627	1,620	305	237	378	2,597	1,167	420
Other (loss) income	(30)	(22)	7	(23)	(3)	3	(5)	4

Total revenues	217,256	201,808	200,931	197,920	197,904	198,915	201,893	194,189

Losses and expenses
Losses and loss adjustment expenses	72,039	67,699	64,153	59,147	63,159	61,667	65,496	63,118
Amortization of deferred policy acquisition costs	12,544	12,830	13,162	13,442	14,113	14,478	15,030	16,026
Other underwriting expenses and operating expenses	28,956	23,618	22,970	25,911	29,057	25,260	25,278	23,554
Field office restructuring (6)	—	—	—	1,955	—	—	—	—
Litigation (recovery) settlement (12)	(1,840)	(999)	—	—	—	—	—	—
Interest expense	—	1	1	—	1	3	—	1

Total losses and expenses	111,699	103,149	100,286	100,455	106,330	101,408	105,804	102,699

Income before income taxes	105,557	98,659	100,645	97,465	91,574	97,507	96,089	91,490
Income taxes	28,349	27,819	28,480	27,360	21,696	27,977	26,400	25,149

Net income	$77,208	$70,840	$72,165	$70,105	$69,878	$69,530	$69,689	$66,341

International Operations (3)
Net premiums written	$58,129	$51,942	$52,900	$38,420	$44,913	$47,197	$47,185	$39,185

Revenues
Premiums earned	$41,219	$46,766	$45,801	$38,686	$39,781	$38,979	$38,141	$35,435
Income from credit default swaps	2,687	978	2,128	1,638	484	989	506	420
Net investment income	17,990	17,442	15,625	14,785	14,499	14,844	14,058	13,756
Net realized investment (losses) gains	(244)	3,452	252	142	(221)	(27)	(18)	340
Other (loss) income	(189)	(40)	(1,910)	1,393	294	298	367	(533)

Total revenues	61,463	68,598	61,896	56,644	54,837	55,083	53,054	49,418

Losses and expenses
Losses and loss adjustment expenses	18,492	11,907	7,708	1,792	1,601	(365)	1,739	1,363
Amortization of deferred policy acquisition costs	3,748	3,871	4,632	3,545	3,274	3,269	3,779	4,417
Other underwriting and operating expenses	11,064	11,205	10,461	9,789	12,663	11,648	10,539	7,005
Interest expense	1	124	—	—	9	—	—	—

Total losses and expenses	33,305	27,107	22,801	15,126	17,547	14,552	16,057	12,785

Income before income taxes	28,158	41,491	39,095	41,518	37,290	40,531	36,997	36,633
Income taxes	8,193	12,048	13,598	12,909	10,251	12,514	11,747	11,485

Net income	$19,965	$29,443	$25,497	$28,609	$27,039	$28,017	$25,250	$25,148

Financial Guaranty (4)
Net premiums written	$1,590	$—	$—	$—	$—	$—	$—	$—

Revenues
Premiums Earned	$1	$—	$—	$—	$—	$—	$—	$—
Equity in earnings from unconsolidated subsidiaries (1)	30,953	26,549	26,476	23,235	21,453	13,691	23,761	20,846
Net investment income	2,036	(1)	2	—	—	—	—	—

Total revenues	32,990	26,548	26,478	23,235	21,453	13,691	23,761	20,846

Losses and expenses
Amortization of deferred policy acquisition costs	1	—	—	—	—	—	—	—
Other underwriting and operating expenses	716	—	—	—	—	—	—	—
Interest expense (16)	569	—	—	—	—	—	—	—

Total losses and expenses	1,286	—	—	—	—	—	—	—

Income before income taxes	31,704	26,548	26,478	23,235	21,453	13,691	23,761	20,846
Income taxes	3,281	2,820	2,469	2,137	2,208	1,135	2,254	1,956

Net income	$28,423	$23,728	$24,009	$21,098	$19,245	$12,556	$21,507	$18,890

Other (5)
Net premiums written	$19	$16	$11	$10	$27	$19	$13	$23

Revenues
Premiums earned	$12	$19	$16	$17	$18	$19	$19	$20
Net investment income	3,643	5,157	6,324	6,406	4,832	4,537	4,143	4,455
Equity in (losses) earnings from unconsolidated subsidiaries (1)	(124)	(68)	82	(102)	(165)	(388)	(416)	292
Net realized investment (losses) gains	(248)	(4,346)	(1)	(39)	(4)	(2,897)	354	(39)
Other income	2,829	3,204	3,712	3,777	4,283	2,649	5,383	5,644

Total revenues	6,112	3,966	10,133	10,059	8,964	3,920	9,483	10,372

Losses and expenses
Losses and loss adjustment expenses	1	(3)	—	—	—	—	—	—
Other underwriting expenses and operating expenses (7)	27,916	21,484	19,442	22,865	17,354	17,607	18,600	15,086
Net costs to exchange and extinguish long-term debt (13)	1,169	875	—	—	—	—	—	—
Interest expense	11,753	9,361	8,066	8,179	4,644	8,455	8,472	9,552

Total losses and expenses	40,839	31,717	27,508	31,044	21,998	26,062	27,072	24,638

Loss before income tax benefits	(34,727)	(27,751)	(17,375)	(20,985)	(13,034)	(22,142)	(17,589)	(14,266)
Income tax benefits	(9,581)	(7,978)	(5,319)	(6,521)	(4,587)	(7,750)	(5,728)	(5,045)

Net loss	$(25,146)	$(19,773)	$(12,056)	$(14,464)	$(8,447)	$(14,392)	$(11,861)	$(9,221)

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX C - PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Insurance in Force (U.S. $ in millions)
Flow	$94,529	$86,026	$86,215	$81,503	$82,236	$83,286	$81,025
RMBS	54,236	48,975	49,314	41,547	37,679	40,728	38,786

Total	$148,765	$135,001	$135,529	$123,050	$119,915	$124,014	$119,811

Risk in Force (U.S. $ in millions)
Flow	$81,490	$74,328	$74,956	$70,773	$71,160	$72,393	$70,320
RMBS	54,051	48,831	49,183	41,426	37,591	40,635	38,705

Total	$135,541	$123,159	$124,139	$112,199	$108,751	$113,028	$109,025

Average loan size (U.S. $ in thousands)
Flow	$145.6	$134.8	$128.2	$122.5	$125.0	$127.6	$125.8
RMBS	$133.7	$125.9	$122.6	$115.1	$116.3	$119.2	$117.5
Total	$141.0	$131.5	$126.1	$119.9	$122.1	$124.7	$123.0

Loss severity (quarterly)
Flow	20.5%	21.9%	18.2%	15.8%	15.7%	21.6%	13.2%
RMBS	15.5%	21.7%	1.6%	3.9%	11.3%	0.0%	0.0%
Total	19.9%	21.9%	18.2%	15.3%	15.6%	21.6%	13.2%

Primary loans, defaults and default rates
Policies in force - Flow	649,261	638,139	672,347	665,336	657,713	652,750	643,835
Policies in force - RMBS	405,796	388,851	402,271	360,924	324,019	341,580	329,985

Policies in force - Total	1,055,057	1,026,990	1,074,618	1,026,260	981,732	994,330	973,820

Loans in default - Flow	2,021	1,826	1,478	1,314	1,094	909	1,032
Loans in default - RMBS	260	273	253	206	170	98	130

Loans in default - Total	2,281	2,099	1,731	1,520	1,264	1,007	1,162

Default rate - Flow	0.31%	0.29%	0.22%	0.20%	0.17%	0.14%	0.16%
Default rate - RMBS	0.06%	0.07%	0.06%	0.06%	0.05%	0.03%	0.04%
Default rate - Total	0.22%	0.20%	0.16%	0.15%	0.13%	0.10%	0.12%

Net claims paid (quarter to date in U.S. $ in thousands)
Net claims paid - Flow	$5,999	$4,123	$3,179	$1,211	$1,421	$717	$735
Net claims paid - RMBS	585	411	2	14	33	—	—

Net claims paid - Total	6,584	4,534	3,181	1,225	1,454	717	735

Number of claims paid - Flow	107	72	72	30	36	14	24
Number of claims paid - RMBS	11	8	1	1	1	—	—

Number of claims paid - Total	118	80	73	31	37	14	24

Average claim size- Flow	$56.1	$57.3	$44.2	$40.4	$39.5	$51.2	$30.6
Average claim size- RMBS	$53.2	$51.4	$1.5	$13.6	$33.4	$—	$—
Average claim size- Total	$55.8	$56.7	$43.6	$39.5	$39.3	$51.2	$30.6

Combined Ratio
Loss Ratio	52.1%	26.4%	17.3%	3.8%	5.3%	(1.07)%	2.5%
Expense Ratio	21.4%	23.6%	24.2%	30.1%	28.0%	26.4%	27.6%

Combined Ratio	73.5%	50.0%	41.5%	33.9%	33.3%	25.3%	30.1%